UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2014 (July 29, 2014)

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On July 29, 2014, Westlake Chemical Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Westlake Chemical Partners GP LLC (the “General Partner”), Westlake Chemical OpCo LP (“OpCo”), Westlake Chemical OpCo GP LLC (“OpCo GP”) and WPT LLC(“WPT,” and together with the Partnership, the General Partner, OpCo and OpCo GP, the “Partnership Parties”) and Barclays Capital Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”) and purchase by the Underwriters, of 11,250,000 common units representing limited partner interests in the Partnership (the “Firm Units”) at a price to the public of $24.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,687,500 common units (the “Option Units,” and together with the Firm Units, the “Offered Units”) to cover over-allotments on the same terms, which was exercised in full on July 30, 2014.

The material terms of the Offering are described in the prospectus, dated July 29, 2014 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195551) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering of the Offered Units closed on August 4, 2014. At closing, the Partnership received proceeds from the Offering of the Offered Units (net of the underwriting discount and after deducting the structuring fee and certain offering expenses) of approximately $290.3 million. The Partnership used the net proceeds from the sale of the common units to purchase a 4.8% limited partner interest in OpCo. OpCo will use the net proceeds (after deducting $55.4 million to establish a turnaround reserve) to reimburse certain subsidiaries of Westlake Chemical Corporation (collectively, “Westlake”) for certain pre-formation capital expenditures with respect to assets contributed to OpCo and to repay intercompany debt to Westlake.

As more fully described under the caption “Underwriting” in the Prospectus, the underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreements

The descriptions of the Asset Contribution Agreement and the OpCo Contribution Agreement (together, the “Contribution Agreements”) provided below under Item 2.01 are incorporated in this Item 1.01 by reference. Copies of the Contribution Agreements are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Asset Contribution Agreement

On August 4, 2014, in connection with the closing of the Offering, the following transactions, among others, occurred in connection with or pursuant to the Contribution Agreement by and among Westlake Vinyls Inc. (“Vinyls”), Westlake Petrochemicals LLC (“Petrochemicals”), WPT, Westlake Ethylene Pipeline Corporation (“Pipeline”), Westlake Longview Corporation (“Longview”), OpCo, Westlake Chemical Corporation (“Westlake”) and OpCo GP (the “Asset Contribution Agreement”):

•	each of Vinyls, Petrochemicals and WPT (together, the “Contributing Entities”) contributed certain assets, including ethylene crackers in Calvert City, Kentucky and Lake Charles, Louisiana, as applicable, and certain assets related thereto, to OpCo and in exchange OpCo issued equity interests in OpCo to each of the Contributing Entities, assumed promissory notes associated with the assets contributed to OpCo by the Contributing Entities and made distributions to each of the Contributing Entities with respect to certain preformation capital expenditures related to the assets contributed by the Contributing Entities;

•	Pipeline merged with and into OpCo (the “Merger”) and in exchange OpCo issued equity interests in OpCo to Longview and made a distribution to Longview with respect to certain preformation capital expenditures related to Pipeline’s assets prior to the Merger; and

•	OpCo, Vinyls, Petrochemicals, WPT, the General Partner and Longview amended and restated the agreement of limited partnership of OpCo.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Asset Contribution Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

OpCo Contribution Agreement

On August 4, 2014, in connection with the closing of the Offering, the following transactions, among others, occurred in connection with or pursuant to the Contribution Agreement by and between WPT and the Partnership (the “OpCo Contribution Agreement”):

•	Westlake International Services Corporation (“WISC”) and the General Partner amended and restated the limited partnership agreement of the Partnership;

•	WPT contributed an approximate 5.8% limited partner interest in OpCo and a 100% membership interest in OpCo GP to the Partnership and in exchange the Partnership issued 1,436,115 common units in the Partnership, 12,686,115 subordinated units in the Partnership and all of the Partnership’s incentive distribution rights to WPT;

•	The Underwriters, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of approximately $290.3 million in cash, net to the Partnership after the underwriting discount and the structuring fee, in exchange for the issuance by the Partnership to the Underwriters of the Offered Units;

•	The Partnership used the net proceeds from the Offering to distribute $1,000 to WISC to redeem WISC’s limited partner interest in the Partnership and contributed the remainder of the proceeds to OpCo in exchange for an additional limited partner interest in OpCo of approximately 4.8%; and

•	WPT and the Partnership executed a registration rights agreement substantially in the form of Exhibit 4.14 to the Registration Statement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the OpCo Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities in connection with the consummation of the transactions contemplated by the OpCo Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 29, 2014, by and among Westlake Chemical Partners LP, Westlake Chemical Partners GP LLC, Westlake Chemical OpCo LP, Westlake Chemical OpCo GP LLC, WPT LLC and the several underwriters named therein.

2.1	Contribution Agreement by and between WPT LLC and Westlake Chemical Partners LP, dated as of July 29, 2014.

2.2	Contribution Agreement by and among Westlake Vinyls, Inc., Westlake Petrochemicals LLC, WPT LLC, Westlake Ethylene Pipeline Corporation, Westlake Longview Corporation, Westlake Chemical OpCo LP, Westlake Chemical Corporation and Westlake Chemical OpCo GP LLC, dated as of July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

	By:	Westlake Chemical Partners GP LLC,
its general partner

Date: August 4, 2014

	By:	/s/ L. Benjamin Ederington
		Name:	L. Benjamin Ederington
		Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 29, 2014, by and among Westlake Chemical Partners LP, Westlake Chemical Partners GP LLC, Westlake Chemical OpCo LP, Westlake Chemical OpCo GP LLC, WPT LLC and the several underwriters named therein.

2.1	Contribution Agreement by and between WPT LLC and Westlake Chemical Partners LP, dated as of July 29, 2014.

2.2	Contribution Agreement by and among Westlake Vinyls, Inc., Westlake Petrochemicals LLC, WPT LLC, Westlake Ethylene Pipeline Corporation, Westlake Longview Corporation, Westlake Chemical OpCo LP, Westlake Chemical Corporation and Westlake Chemical OpCo GP LLC, dated as of July 29, 2014.